SUB-ITEM 77D

MFS Municipal High Income Fund and MFS High Income fund, each a Series of MFS Series Trust III, added disclosure regarding the ability of the fund to invest up to 5% of the fund's net assets in short sales, as described in the Statement of Additional Information contained in Post-Effective Amendment No. 34 to the Registration Statement (File Nos. 2-60491 and 811-2794), as filed with Securities and Exchange Commission via EDGAR on May 29, 2003, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.